POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, ALPHACENTRIC PRIME MERIDIAN INCOME FUND, a business trust organized under the laws of the State of Delaware (hereinafter referred to as the “Trust”) (SEC File No. 333-216033), periodically makes certain filings with the Securities and Exchange Commission (“SEC”).

NOW, THEREFORE, the undersigned hereby constitutes and appoints Michael V. Wible, Joann Strasser, Cassandra Borchers, Bibb Strench, Andrew Davalla and Don Mendelsohn, its attorneys for it and in its name, place and stead, and in its capacity as a Trust, to do any and all acts and things and to execute in their name and file any and all registration statements, including registration statements on Form N-2, made applicable to the Trust and each series of the Trust, and any amendments, exhibits, or supplements thereto, and any instruments necessary or desirable in connection therewith as are required to enable the Trust and each series of the Trust to comply with provisions of the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or the Investment Company Act of 1940, as amended, and all requirements and regulations of the SEC in connection with the offer of the shares of beneficial interest of the Trust and each series of the Trust, and to file the same, with other documents in connection herewith, with the SEC. The undersigned gives and grants to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the Trust has caused its name to be subscribed hereto by the President this 3rd day of December, 2018.

ALPHACENTRIC PRIME MERIDIAN INCOME FUND

___/s/ George Amrhein ________________

By: George Amrhein

Title: President

ATTEST:

By: /s/ Jennifer Bailey ______
Jennifer Bailey, Secretary

STATE OF NEW YORK	)
	)	ss:
COUNTY OF SUFFOLK	)

Before me, a Notary Public, in and for said county and state, personally appeared George Amrhein, President, and Jennifer Bailey, Secretary, who represented that they are duly authorized in the premises, and who are known to me to be the persons described in and who executed the foregoing instrument, and who duly acknowledged to me that they executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this 3rd day of December, 2018.

____/s/ Deborah A. Sullivan-Melgar____

        Deborah A. Sullivan-Melgar

Notary Public